Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the shares of Common Stock, no par value per share, of Frisch’s Restaurants, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  August 8, 2014

Active Owners Fund LP

By:	TP-One Holdings LLC General Partner

By:	/s/ Joseph Pretlow
	Name:	Joseph Pretlow
	Title:	Managing Member

TP-One Holdings LLC

By:	/s/ Joseph Pretlow
	Name:	Joseph Pretlow
	Title:	Managing Member

AOF Management LLC

By:	/s/ Joseph Pretlow
	Name:	Joseph Pretlow
	Title:	Managing Member

/s/ Joseph Pretlow
JOSEPH PRETLOW

/s/ Ben Terk
BEN TERK